SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2013 (October 30, 2013)
Education Management Corporation
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(Exact name of registrant as specified in its charter)

Pennsylvania	001-34466	25-1119571
_____________________	____________	__________________
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania		15,222
___________________________________		_______
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (412) 562-0900
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre-commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre-commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 2.02. --Results of Operations and Financial Condition.

On October 30, 2013, Education Management Corporation (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended September 30, 2013. This Form 8-K/A corrects certain student data included in the press release filed as an Exhibit to the Current Report on Form 8-K filed by the Company on October 30, 2013.

Subsequent to filing the Form 8-K, the Company determined that the average enrolled student body for The Art Institutes reportable segment for the quarter ended September 30, 2013 was 61,210 rather than 60,280 as reported in the press release. Due to this correction, “Total EDMC” average enrolled student body for the first quarter of fiscal 2014 was 117,720 instead of 116,790, a net decline of 8.5% from 128,710 reported in the prior year quarter rather than a decline of 9.3% disclosed in the press release. The corrected student data is included as an Exhibit to this Form 8-K/A.

The information included in this Form 8-K/A, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 - Financial Statements and Exhibits

(a)    None.

(b)    None.

(c )     None.

(d)    Exhibits

Exhibit 99.1 Average Enrolled Student Body Table

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
EDUCATION MANAGEMENT CORPORATION

By:     /s/ MICK J. BEEKHUIZEN
Mick J. Beekhuizen
Executive Vice President and Chief Financial Officer
Dated: October 31, 2013

EXHIBIT INDEX

Exhibit No.    Description

99.1     Average Enrolled Student Body Table